UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2008

LiveDeal, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-24217	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 East Sunset Road, Suite 100, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip code)

(702) 654-9646

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2008, LiveDeal, Inc. (the “Company”) and Michael Edelhart, the Company’s interim Chief Executive Officer, entered into an amendment (the “Amendment”) to Mr. Edelhart’s Employment Agreement dated June 1, 2008 (the “Employment Agreement”).  Pursuant to the Amendment, the term of Mr. Edelhart’s employment as interim Chief Executive Officer of the Company was extended by one month, such that the term is now scheduled to expire on September 30, 2008.

The Amendment also requires that Mr. Edelhart devote his full time and attention to his duties as interim Chief Executive Officer from and after July 1, 2008.  Previously, the Employment Agreement provided that Mr. Edelhart was employed on a half-time basis.  Finally, Mr. Edelhart’s compensation was increased to account for his full-time status.  From and after July 1, 2008, Mr. Edelhart will be paid a monthly salary of $20,000, and his total performance bonus eligibility was increased to $17,500.

Other than as described above, the original terms of the Employment Agreement remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: July 1, 2008	/s/ Michael Edelhart
Michael Edelhart
Interim Chief Executive Officer